Exhibit 10.1

SECOND CONSENT AND AMENDMENT AGREEMENT

This Consent and Amendment Agreement (this "Agreement") is entered into this 30th day of January, 2013, by and among Tengion, Inc., a Delaware corporation (the "Company") and each party identified on the signature pages hereto (each an "Investor" and collectively, the "Investors").

RECITALS

A.           The Company and the Investors entered into that certain Securities Purchase Agreement, dated as of October 2, 2012 (the "Purchase Agreement"), pursuant to which the Company issued and the investors party thereto (the "Investors") purchased Senior Secured Convertible Notes (the "Notes") and warrants (the "Warrants") to purchase shares of Company common stock, par value, $0.001 per share ("Common Stock").

B.           The Company and the Investors entered into that certain Facility Agreement, dated as of October 2, 2012 (the "Facility Agreement"), which agreement governs the terms and conditions under which the Notes were issued by the Company, including the time, form and manner of the payment of interest on the Notes and provides for certain events of default and monetary penalties upon the occurrence of certain events, including a Registration Failure (as defined in the Notes) and the failure to pay principal and interest under the Notes when due.

C.           The Company and the Investors entered into that certain Registration Rights Agreement, dated as of October 2, 2012 (the "Registration Rights Agreement" and together with the Purchase Agreement, Notes, Warrants and Facility Agreement, the "Applicable Transaction Documents"), which agreement imposes certain obligations on the Company to register the shares of Common Stock underlying the Notes and Warrants with the Securities and Exchange Commission (the "SEC") for resale by the Investors on or before December 31, 2012, and provides for certain monetary penalties in the event of a Registration Failure (as defined in the Registration Rights Agreement.

D.           The Company and the Investors entered into that certain Consent and Amendment Agreement on December 31, 2012 (the “Consent and Amendment Agreement”) under which the Investors (i) waived for a limited period of time certain of the Company's obligations under the Applicable Transaction Documents related to the timing of the Company's interest payment obligations under the Notes and Facility Agreement and (ii) amended the Registration Rights Agreement to provide for an extension to the period of time in which the Company is obligated to have the Registration Statement declared effective by the SEC.

E.           The Company desires and Investors are willing to waive for an additional limited period of time certain of the Company's obligations under the Applicable Transaction Documents related to the timing of the Company's interest payment obligations under the Notes and Facility Agreement.

F.           The Company and Investors are willing to amend the Registration Rights Agreement to provide for an additional extension to the period of time in which the Company is obligated to have the Registration Statement declared effective by the SEC.

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NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. Extension regarding payment of interest.  Notwithstanding any provision to the contrary in the Applicable Transaction Documents, the Company's obligation to make the interest payment under the Notes and the Facility Agreement and the Consent and Amendment in the aggregate amount of $500,576.76 on February 1,, 2013 (the "February 1 Interest Payment"), shall be extended to February 15, 2013.  For purposes of clarity, interest at the Interest Rate (as defined in the Facility Agreement) shall accrue on the amount of the February 1 Interest Payment until paid.  Furthermore, for purposes of calculating the number of shares of Common Stock to be issued in lieu of any cash interest payment as provided in Section 2.9(c) of the Facility Agreement, all references to Interest Payment Date shall mean, solely with respect to this February 1 Interest Payment, February 15.  Notwithstanding the change in the February 1 Interest Payment date, the Company shall, solely with respect to this February 1 Interest Payment, have no further obligation to deliver any notice of interest payment or make any public disclosure of the same on Current Report on Form 8-K as provided in Section 2.9 of the Facility Agreement.

2. Amendment of Registration Deadline.  The Company and the Investors, hereby amend Section 1(a)(viii) of the Registration Rights Agreement to read in its entirety as follows:

"(viii) "Registration Deadline" shall mean, other than the purposes of the Registration Statements required under Section 2(a)(ii), a date that is one hundred fifty (150) calendar days following the date the applicable Warrant or Note is issued and, in the case of Section 2(a)(ii) shall mean the Additional Filing Deadline."

All references to "Registration Deadline" in the Applicable Transaction Documents shall mean such definition, as amended by this Agreement.

3. Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

4. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signatures on following page.]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Tengion, Inc.

By:	/s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and VP Finance

Deerfield Special Situations Fund, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

Deerfield Special Situations International Master Fund, L.P.

By:	Deerfield Mgmt, L.P., General Partner
By:	J.E. Flynn Capital LLC, General Partner

By:	/s/ James E. Flynn
Name: James E. Flynn
Title: President

RA Capital Healthcare Fund, LP

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

Blackwell Partners, LLC

By:	/s/ David R. Shumate
Name: David R. Shumate
Title: Executive Vice President

By:	/s/ Geoffrey D. Keegan
Name: Geoffrey D. Keegan
Title: Investment Manager

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Celgene Corporation

By:	/s/ George S. Golumbeski
Name: George S. Golumbeski
Title: Senior Vice President, Business Development

Bay City Capital Fund V, L.P.

By:	Bay City Capital Management V LLC, its General Partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Judy Koh
Name: Judy Koh
Title: Chief Financial Officer

Bay City Capital Fund V Co-Investment Fund, L.P.

By:	Bay City Capital Management V LLC, its General Partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Judy Koh
Name: Judy Koh
Title: Chief Financial Officer

Dafna Lifescience LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

Dafna Lifescience Market Neutral LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

Dafna Lifescience Select LTD

By:	/s/ Nathan Fischel
Name: Nathan Fischel
Title: Managing Member

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

HealthCap IV L.P. By: HealthCap IV GP SA By: /s/ Peter Fredrickson
HealthCap IV Bis L.P. By: HealthCap IV GP SA By: /s/ Peter Fredrickson
HealthCap IV KB By: HealthCap IV GP AB By: /s/ Per Samuelsson Per Samuelsson, Partner By: /s/ Jacob Gunterberg Jacob Gunterberg, Partner
OFCO Club IV By: Odlander, Fredrikson & Co. AM, as member and on behalf of all members, if any of OFCO Club IV By: /s/ Per Samuelsson By: /s/ Jacob Gunterberg